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                                                                    EXHIBIT 23.2




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Mercury Air Group, Inc., on Form S-8 of our report dated September 14, 1998, appearing in the Annual Report on Form 10-K of Mercury Air Group, Inc. for the year ended June 30, 1998.



DELOITTE & TOUCHE LLP
Los Angeles, California

May 7, 1999